Exhibit 10.1

TERMINATION OF INDEPENDENT CONSULTING AGREEMENT

BETWEEN

DataJungle Software Inc., a Nevada corporation having an office at 1 Hines Road, Suite 202, Ottawa, Ontario, K2K 3C7

(Hereinafter, the “Company”)

AND

The Del Mar Consulting Group, Inc., a California corporation having an office at 12220 El Camino Real, Suite 400, San Diego, CA, 92130

(Hereinafter, “Del Mar”)

WHEREAS:

i.

The Company and Del Mar entered into an Independent Consulting Agreement dated the 14th day of August, 2006 (the “Agreement”);

ii.

Del Mar is obligated to provide certain services to the Company for the period to July 31, 2007 as specified in paragraph 2 of the Agreement;

iii.

Company and Del Mar desire to terminate the Agreement prior to July 31, 2007.

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Company and Del Mar agree as follows:

1.

The Agreement will terminate effective May 31, 2007.

2.

Del Mar will be entitled to a cash fee in accordance with the terms and conditions of the Agreement until May 31, 2007.  Company acknowledges owing Del Mar cash fees of $48,000 for the eight month period from October 1, 2006 to May 31, 2007.  The cash fee will be paid to Del Mar by the Company when the Company has sufficient cash resources to do so but in no event will payment in full be made later than December 31, 2007.

3.

Del Mar will not be required to provide the Company any further consulting services as specified in paragraph 2 of the Agreement after termination of   the Agreement on May 31, 2007.

4.

Del Mar agrees that agreement by the Company to pay the cash fee in paragraph 2 above and receipt by Del Mar of 1,500,000 shares of common stock of the Company in accordance with paragraph 4.1 of the Agreement is full and complete compensation to Del Mar for services rendered to May 31, 2007.

5.

Del Mar agrees to waive effective immediately any rights it may have pursuant to paragraphs 4.2, 4.5 and 5 of the Agreement.

6.

The Company agrees to use its best efforts to assist Del Mar with removal of the restrictive legend after August 14, 2008 from the 1,500,000 shares of common stock of the Company held by Del Mar.  The obligation of the Company pursuant to this paragraph will include providing any legal opinion required by the Company’s transfer agent in order to the remove the restrictive legend.

In Witness Whereof, Company and Del Mar have executed this Termination of Independent Consulting Agreement this 24th day of May, 2007

The Del Mar Consulting Group, Inc.

DataJungle Software Inc.

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Per:

Per:

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Per: